                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated March 27,
2007, in the Registration Statement and related Prospectus (Form S-6 No.
333-140340) dated March 27, 2007 of Equity Opportunity Trust, KLD Dividend
Achievers Social Investing Series 2007A.

                                            /s/ ERNST & YOUNG LLP
                                            ----------------------
                                               ERNST & YOUNG LLP

New York, New York
March 27, 2007